EXHIBIT 10.1

EMPLOYMENT SEPARATION AGREEMENT AND

COMPLETE RELEASE OF CLAIMS

THIS EMPLOYMENT SEPARATION AND COMPLETE AND PERMANENT RELEASE OF CLAIMS (hereinafter “Release” or “Agreement”) is made and entered into by and between WILLIAM McBEATH (hereinafter “Employee”) and ARIA RESORT & CASINO, LLC for itself and its parents, subsidiaries and affiliates (hereinafter “Employer” or “Company”).

WITNESSETH

WHEREAS, the Employee has resigned from his position as President and Chief Operating Officer of the Company effective December 3, 2012;

WHEREAS, the Employee and Company are parties to an EMPLOYMENT AGREEMENT entered into as of September 14, 2009, which terminates on September 15, 2013;

WHEREAS, the Employee and Company have agreed to extend the Employee’s period of inactive employment until December 31, 2013;

WHEREAS, the Employer and the Employee are desirous of discharging, releasing and waiving any and all claims, disputes, grievances, and causes of action, whether asserted or unasserted, and whether known or unknown, which Employee might have against Employer arising out of the employment relationship and the termination thereof;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the above-stated premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.                                        TERMINATION OF EMPLOYMENT AND RELEASE OF CLAIMS

A.                                    1.                                      Employee acknowledges and agrees that: i) he has been paid all wages and compensation earned and benefits including earned vacation through December 3, 2012; ii) under his EMPLOYMENT AGREEMENT, his period of inactive employment would expire on September 15, 2013; and iii) by entering into this Agreement, his period of inactive employment will extend from September 15, 2013 until December 31, 2013 (the “Additional Consideration Period”).

                                                2.                                      Employee and the Company agree to treat this termination of employment and the termination of the EMPLOYMENT AGREEMENT as a No Cause termination under Paragraph 10.2 of the EMPLOYMENT AGREEMENT.  Company will comply with the terms of Paragraph 10.2 of the EMPLOYMENT AGREEMENT, which are hereby incorporated by reference.  Pursuant to the terms of Paragraph 10.2.1 of the EMPLOYMENT AGREEMENT and this Agreement, Employee will be treated as an inactive employee through December 31, 2013 and will receive his regular base salary at his current rate of pay and current health benefits through December 31, 2013, except that such compensation and benefits may cease or be offset by earnings by Employee as provided under Paragraph 10.2 of the EMPLOYMENT AGREEMENT.  The compensation and benefits due pursuant to Paragraph 10.2.1 of the EMPLOYMENT AGREEMENT shall be paid at such time and in such form as specified in the EMPLOYMENT AGREEMENT, including the provisions of Section 24 of the EMPLOYMENT AGREEMENT. During the time Employee is treated as an inactive employee, Employee recognizes and agrees that he:  i) is not authorized to, and will not, conduct any business on behalf of the Company, ii) may not, and will not, hold himself out as an agent of the Company, and iii) has no obligation to, and will not, perform duties on behalf of or for the benefit of the Company unless expressly requested in writing by the Chief Executive Officer of MGM Resorts International.

/s/ WM
Employee Initial

3.                                      In addition, after execution of this Agreement and the passage of all notice requirements, Employee shall be paid between January 1, 2013 and March 15, 2013, an additional amount equal to the amount he would have otherwise received under the 2012 Management Incentive Program (“MIP”) had he been eligible for such payments, less required legal deductions and withholdings.  While the terms of the MIP bonus provide that payment is discretionary, the bonus amount the Employee will receive is not subject to a discretionary reduction by the Company.  Employee understands and agrees that this bonus payment is not otherwise due and owing to Employee, and the payment of this bonus constitutes separate and additional consideration for this Agreement.  Employee further agrees that: i) except as specifically set out in the Agreement, no wages, benefits, stock options, or other compensation is due to Employee; and ii) he will not be eligible for a MIP bonus in 2013.

4.                                      Employee recognizes and agrees that the Restrictive Covenants (Paragraph 8), Representation and Additional Agreements (Paragraph 9), the Survival of Covenants (Paragraph 10.6), and Certain Definitions (Paragraph 22) of the EMPLOYMENT AGREEMENT survive and continue to apply to Employee without regard to the termination of Employee’s employment and the termination of the EMPLOYMENT AGREEMENT.  Notwithstanding the foregoing, Company and Employee agree to modify the terms of the EMPLOYMENT AGREEMENT in Paragraph 8.1, and the corresponding definitions in Paragraph 22 regarding Employee’s ability to work for a Competitor during the period of inactive employment.  Company and Employee agree that, at any time after June 3, 2013 Employee may become employed by or provide consultation services to a “Competitor” as defined in Paragraph 22 of the EMPLOYMENT AGREEMENT, provided that the Company shall be entitled to offset any continued salary payments to Employee including but not limited to the salary payments during the Additional Consideration Period by the amount of remuneration paid or promised to Employee by the Competitor for the period beginning on the date Employee began working through the Additional Consideration Period.

5.                                      Employee and the Company acknowledge and agree that any offsets under this Paragraph I.A. of this Agreement shall not affect the validity or sufficiency of the enforceability of this Agreement.

6.                                      As of December 3, 2012, Employee agrees that by signing this Agreement that he has resigned his positions as officer and director from all entities listed in Exhibit 1.

B.                                    1.                                      In consideration of his acceptance of the conditions of separation set forth in paragraph I.A. of the Agreement (“Separation Conditions”), the Employee agrees to discharge, release and waive any and all claims, disputes, grievances, and causes of action, whether asserted or unasserted, and whether known or unknown, which the Employee might have against the Employer arising out of the execution of this Agreement, his employment with the Company and/or termination thereof, as may be released by private agreement. The Employee acknowledges and agrees that the Separation Conditions constitute full satisfaction of, and shall be in consideration of, any and all claims for compensation, damages and/or counsel fees and

/s/ WM
Employee Initial

costs, disputes, causes of action, and grievances, whether asserted or unasserted, and whether known or unknown, which the Employee had, has, or might have against the Employer as a result of the Employee’s execution of this Agreement, his employment with the Company or termination thereof, and Employee hereby expressly releases and discharges the Employer.  This release and discharge specifically includes, but is not limited to, any and all claims arising under federal, state, or local laws, as amended, prohibiting employment discrimination on any prohibited basis, including without limitation, claims under the Americans with Disabilities Act ; Title VII of the Civil Rights Act of 1964; the Equal Pay Act; the Lily Ledbetter Fair Pay Act; the Family and Medical Leave Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act; the Genetic Information Nondiscrimination Act; Chapter 608, Compensation, Wages and Hours, of the Nevada Revised Statutes; Chapter 613, Employment Practices, of the Nevada Revised Statutes; the Worker Adjustment Retraining Notification Act (“WARN”);  Post-Civil War Reconstruction Act, (42 U.S.C. §1981-1988); the National Labor Relations Act; the Labor Management Relations Act; any other federal, state or local law prohibiting employment discrimination or otherwise regulating employment and any and all claims under the common law for breach of express or implied contract, violation of the covenant of good faith and fair dealing, violation of public policy, negligence, slander, defamation, invasion of privacy, false light, false imprisonment, trespass, breach of fiduciary duty, intentional interference with business relations, intentional or negligent infliction of emotional distress, intrusion, loss of consortium, retaliatory or wrongful termination, punitive damages, and wage claims that Employee has or may have which may have arisen up to and including the effective date of this Agreement.

2.                                      Employee acknowledges that he may hereafter discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of this Release and which if known or suspected at the time of execution of this Release, may have materially affected this settlement.  Nevertheless, Employee hereby waives any right, claim or cause of action that might arise against the Company as a result of such different or additional claims or facts.  Employee acknowledges that he understands the significance and consequence of his release and specific waiver of all known and unknown claims.

C.                                    Except as specifically set forth in Paragraph I.A., above, the Employee and the Employer hereby acknowledge and agree that the Employee is not entitled to any other compensation or other pay from the Employer.

D.                                    The Employee hereby acknowledges that he is liable for making any and all tax payments arising out of this Agreement.  The Employee also acknowledges that the Employer does not have any obligation to indemnify him or hold him harmless for any tax payments arising out of this Agreement.

E.                                     The Employee understands that he may challenge the knowing and voluntary nature of this Agreement.  The Employee further understands that nothing in this Agreement precludes him from filing a charge or complaint with the Equal Employment Opportunity Commission or any other federal, state or local agency charged with the enforcement of any employment or labor law.  The Employee, however, hereby releases and waives his right to any monetary recovery in connection with any proceedings initiated by any state or federal agency against the Company or by Employee or anyone on Employee’s behalf arising out of Employee’s execution of this Agreement, his employment with the Company or termination thereof.

/s/ WM
Employee Initial

II.                                   CONFIDENTIALITY OF AGREEMENT

A.                                    The Employee agrees that he shall consider the terms and conditions of this Agreement as being confidential, and that the Employee may not disclose them to any person or other entity for any reason, except as may be required under law or legal process, and as necessary to his attorneys, tax advisors and immediate family members.

B.                                    Notwithstanding the foregoing, this Agreement may be introduced as evidence in any proceeding only for the purposes of enforcing its terms and/or to evidence the parties’ intent in executing it.  This Agreement shall not be admissible as evidence in any proceeding for any other purpose.

III.                              MISCELLANEOUS

A.                                    The Employee and the Employer hereby agree that this Agreement has no precedential value and that neither the negotiation nor the execution of this Agreement shall constitute or operate as an acknowledgment or admission of any kind by the Employer that it engaged in any illegal or wrongful activity of any kind in violation of any federal, state, or local laws, regulations or ordinances.

B.                                    The Employee and the Employer hereby agree that the terms of this Agreement will be deemed effective and enforceable seven (7) days after the date that this document is executed by Employee, if during that seven (7) day period Employee does not revoke the Agreement.

C.                                    1.                                      Employee hereby acknowledges that, in the course of performing Employee’s responsibilities for Employer pursuant to the Employment Agreement or otherwise, Employee formed relationships and became acquainted with “Confidential Information,” as defined herein.  Employee hereby further acknowledges that such relationships and the Confidential Information are valuable to Employer and protection of that Confidential Information is reasonably necessary in order for Employer to remain competitive in Employer’s various businesses.  Therefore, Employee hereby covenants and agrees that from the date of this Agreement and beyond, Employee shall not, without Employer’s prior written consent, disclose to any other person or entity any Confidential Information or utilize any Confidential Information in any way including, but not limited to, communications or contact with any of Employer’s customers or other persons or entities with whom Employer does business.

2.                                      For purposes of this Agreement, “Confidential Information” shall mean all knowledge, know-how, information, devices or materials, whether of a technical or financial nature, or otherwise relating in any manner to the business affairs of Employer including, without limitation, names and addresses of Employer’s customers, any and all other information concerning customers who utilize the goods, services or facilities of any hotel and/or casino owned, operated or managed by Employer, Employer’s casino, hotel, retail, entertainment and marketing practices, procedures, management policies, any trade secret including, but not limited to, any formula, pattern, compilation, program, device, method, technique or process, that derives economic value, present or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain any economic value from its disclosure or use, and any other information regarding Employer which is not already and generally known to the public, whether or not any of the foregoing is subject to or protected by

/s/ WM
Employee Initial

copyright, patent, trademark, registered or unregistered design, and whether disclosed or communicated (in writing or orally) before, on or after the date of this Agreement, by Employer to Employee.  Confidential Information shall also specifically include, without limitation, those documents and reports set forth on Exhibit A of the Employment Agreement (and attached hereto) and incorporated herein by this reference.  Employee hereby acknowledges and agrees that the Confidential Information constitutes Employer’s sole and exclusive property (regardless of whether Employee possessed or claims to have possessed any of such Confidential Information prior to the date hereof).

D.                                    Employee acknowledges that Company, its subsidiaries and its affiliated companies are subject to regulation and licensing, and desire to maintain their good standing and reputation for providing high quality services to the public.  Employee therefore agrees that he will not take any action that adversely affects or is detrimental to Company, its subsidiaries or its affiliated companies, and that he will not directly or indirectly make any oral, written or recorded private or public statement that is disparaging or defamatory of Company, or its subsidiaries or its affiliated companies.

E.                                     In the event of a breach of any material provision of the Agreement by the Employee, the Employer shall be entitled to any attorney’s fees incurred by Employer in connection with the enforcement of this Agreement, and any other remedies available at law or in equity.  If the Employer breaches any material provision of this Agreement, the Employee shall be entitled to any remedies available at law or in equity, including injunctive relief without the necessary proof of actual damage or the posting of a bond, cash or other security, and attorney’s fees.

F.                                      Under no circumstances may the time or schedule of any payment made or benefit provided pursuant to this Agreement be accelerated or subject to a further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.  Employee has no right to make any election regarding the time or form of any payment due under this Agreement.

IV.                               OLDER WORKER BENEFIT PROTECTION ACT.

A.                                    By signing this Agreement, Employee is also agreeing to waive any and all rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 626) up to and including the date this Agreement is executed.  Employee is advised to consult with an attorney prior to executing the Agreement.  In addition, the Employee acknowledges that upon receipt of the Agreement, he has a period of twenty-one (21) days within which to consider the Agreement before signing it and that this Agreement may not be executed after the end of such twenty-one (21) day period.  Employee further understands that for a period of seven (7) days following his signing of the Agreement, he may revoke this Agreement and this Agreement shall not become effective or enforceable until the revocation period has expired.

B.                                    If Employee elects to sign this Agreement prior to the end of the twenty-one (21) day consideration period, pursuant to 29 C.F.R. §1625.22, as set forth in Sub-Section C below, the mandatory seven (7) day revocation period will commence immediately after the date of execution.

/s/ WM
Employee Initial

C.                                    Pursuant to 29 C.F.R. §1625.22, Employee may sign this Agreement prior to the end of the twenty-one (21) day consideration period, thereby commencing the seven (7) day revocation period.  By signing below, Employee acknowledges his decision to waive the twenty-one (21) day consideration period is knowing, voluntary and not induced by Employer through fraud, misrepresentation, a threat to withdraw or alter the offer prior to the expiration of the time period, or by providing different terms to employees, if any, who may have occasion to sign an agreement prior to the expiration of the twenty-one (21) day consideration period.  The parties agree that changes, whether material or immaterial, to the Agreement do not restart the twenty-one (21) day consideration period.  The parties further agree that the seven (7) day revocation period will start on the date of execution, of this agreement, by Employee, and expire at 12:00 midnight on the seventh full calendar day following said execution by Employee.  Also by signing below, Employee acknowledges that he had the opportunity to consult or did, in fact, consult with an attorney prior to signing this sub-paragraph and that he fully understands his rights and the effect of this waiver.

/s/ William McBeath
William McBeath

D.                                    The parties hereby agree that, after compliance with the applicable time period in this Paragraph IV, the subject matter of this Agreement is hereby settled and satisfied in full, with this Agreement constituting a final, full, and binding settlement of any and all matters that have been or might be raised by the Employee in connection with his employment by the Employer and/or separation thereof.

E.                                     Employee further states that he has carefully read this Agreement, specifically the entirety of the preceding Paragraph IV., that he has had the opportunity to have its provisions fully explained to him, that he has had the opportunity to review it with an attorney if he so desired, that the only promises made to him to sign the Agreement are those stated in this Agreement, and that he is signing this Agreement voluntarily.

V.                                    ACKNOWLEDGEMENT AND APPROVAL

A.                                    The Employee acknowledges that he has carefully read and fully understands all the provisions of this Agreement, and that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement.

B.                                    Except for the provisions of the EMPLOYMENT AGREEMENT that survive that agreement or are expressly incorporated in this Agreement, the Employee hereby acknowledges and agrees that this Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, understandings and agreements, whether oral or written of any nature whatsoever that is the subject matter hereof, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein between the Company and the Employee.

C.                                    The Employee hereby acknowledges that he executes this Agreement freely, voluntarily, and with full knowledge of its terms and consequences, and that the Employer has afforded him the time and opportunity to consult with an attorney of his choosing concerning the terms of said Agreement, and has encouraged him to do so.  This Agreement shall be deemed equally drafted by each party.

/s/ WM
Employee Initial

D.                                    This Agreement, and all the provisions contained herein, shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, successors, and assigns.

E.                                     In the event any provision of this Agreement is deemed invalid, illegal, void or unenforceable, such provision will be regarded as stricken from the Agreement, and will not affect the validity or enforceability of the remainder of the Agreement.

F.                                      This Agreement and the EMPLOYMENT AGREEMENT shall constitute the entire understanding between the parties.  If the terms of this Agreement and the EMPLOYMENT AGREEMENT differ, this Agreement shall govern.  The terms of this Agreement may not be changed orally and are deemed an enforceable contract and not a mere recital.

G.                                    This Agreement is to be construed under the laws of the State of Nevada and federal law as applicable.  Any dispute arising under this Release shall be governed by the arbitration provisions of Exhibit B of the EMPLOYMENT AGREEMENT, and this Agreement incorporates that Exhibit B by reference into this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 3rd day of December 2012.

Aria Resort & Casino, LLC

By:	/s/ John M. McManus	/s/ William McBeath
Its: Secretary		William McBeath
Employee

Dated: December 3, 2012		Dated: December 3, 2012

Employee Initial

ACKNOWLEDGEMENT OF RECEIPT

The undersigned employee hereby acknowledges receipt of a certain EMPLOYMENT SEPARATION AND COMPLETE RELEASE OF CLAIMS (the “Agreement”) on this 3rd day of December 2012.  John McManus has explained that the undersigned employee shall, at his option, have up to twenty-one (21) days to consider the Agreement before executing it.  John McManus has further advised the undersigned employee to seek independent advice from his attorney before executing the Agreement as it contains a waiver and release of certain rights and claims.  The undersigned employee is not waiving or releasing any rights or claims by signing this Acknowledgment of Receipt.

Acknowledged by:

/s/ William McBeath
(Signature)

William McBeath

December 3, 2012
(Date)

Employee Initial

EXHIBIT 1

1.	Aria Resort & Casino
2.	CityCenter Finance Corp.
3.	CityCenter Holdings, LLC
4.	CityCenter Realty Corporation
5.	MGM Resorts International Operations, Inc.
6.	MGM Resorts Vacations, LLC
7.	Project CC, LLC
8.	The Crystals at CityCenter Management, LLC
9.	Vdara Condo Hotel, LLC